EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333‑58295, 033‑45395, 333‑131824, 333‑173196, 333-203886), for S-4 (No. 333-215916) and on Form S‑3 (No. 333‑185736) of MainSource Financial Group, Inc. of our report, dated March 10, 2017, relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10‑K.

/s/ Crowe Horwath LLP
Indianapolis, Indiana
March 10, 2017